UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 09, 2012

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, P.O. Box 32428, Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (502) 366-3452

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer.

On August 9, 2012, Robert Coleman, Chief Financial Officer (“CFO”) of Industrial Services of America, Inc. (the “Company”) notified the Company of his resignation, effective as of that date, due to personal reasons. Mr. Coleman has agreed to stay on as a consultant for a period of time to assist with any transition issues.

In connection with the resignation of Mr. Coleman, the Company is considering both internal and external candidates for his replacement. Effective August 10, 2012, Alan L. Schroering, age 47, was appointed as interim CFO. Mr. Schroering has been with the Company since 1984 and currently serves as the Company's Vice President of Finance. Mr. Schroering will continue to serve in his current role while also serving as interim CFO until a decision has been made regarding the appointment of a permanent CFO.
On August 14, 2012, the Company issued a press release announcing Mr. Coleman's resignation. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01        Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.     Description
99.1                 Press release dated August 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date: August 14, 2012	By:	/s/ Alan Schroering
Alan Schroering
Vice-President of Finance and Interim Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.     Description
99.1                 Press release dated August 14, 2012